Exhibit 5

PORTER, WRIGHT, MORRIS & ARTHUR LLP
41 South High Street
Columbus, Ohio 43215
(614) 227-2000

September 3, 2004

FindWhat.com, Inc.
5220 Summerlin Commons Blvd., Suite 500
Ft. Myers, Florida 33907

     Re:      Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form SB-2

Gentlemen:

     With respect to Post-Effective Amendment No. 2(the “Amendment”) on Form S-3 to the Registration Statement on Form SB-2 (Registration No. 333-47240) (the “Registration Statement”) being filed with the Securities and Exchange Commission by FindWhat.com, Inc. (the “Company”) under the Securities Act of 1933, as amended, relating to the registration of the sale of up to 2,382,648 shares (the “Registered Shares”) of common stock of the Company, $0.001 par value (the “Common Stock”), by selling stockholders named in the Registration Statement, including: (i) up to 1,249,559 shares of Common Stock held by or issuable to certain selling stockholders, and (ii) up to 1,133,089 shares of Common Stock issuable to a selling stockholder upon the exercise of warrants and non-plan options, we advise you as follows:

     We are counsel for the Company and have participated in the preparation of the Registration Statement and the Amendment. We have reviewed the Company's Certificate of Incorporation, the corporate action taken to date in connection with the Registration Statement and the issuance and sale of the Registered Shares, and such other documents and authorities as we deem relevant for the purpose of this opinion. Based upon the foregoing and in reliance thereon, we are of the opinion that the 1,249,559 Shares of Common Stock held by certain selling stockholders are, and the 1,133,089 shares of Common Stock issuable upon the exercise of warrants and non-plan options will be, when paid for in accordance with the terms of any applicable stock option agreement or warrant agreement, duly and validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the Amendment and to the use of our name under the caption “Legal Experts” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Porter, Wright, Morris & Arthur LLP

 PORTER, WRIGHT, MORRIS & ARTHUR LLP